UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2011, Motricity, Inc. (the “Company”) entered into a Release Agreement (the “Hebner Release Agreement”) with Allyn P. Hebner, setting forth the terms pursuant to which Mr. Hebner’s employment with the Company was terminated and Mr. Hebner resigned as an officer of the Company effective August 31, 2011, as previously disclosed by the Company on a Current Report on Form 8-K filed August 9, 2011. Prior to the effective date of the Hebner Release Agreement, Mr. Hebner served as Chief Financial Officer of the Company.

Pursuant to the Hebner Release Agreement, Mr. Hebner agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Hebner Release Agreement). In consideration for such release and in accordance with the terms of Mr. Hebner’s offer letter, the Company agreed to pay Mr. Hebner severance in the gross amount of $225,000 to be paid in equal installments over nine months following the effective date of the Hebner Release Agreement. In accordance with the terms of a Restricted Stock Grant Agreement, dated May 7, 2009, 36,459 of Mr. Hebner’s restricted shares of the Company’s common stock will vest and become non-forfeitable as of the effective date of Mr. Hebner’s termination. Furthermore, Mr. Hebner remains subject to certain non-disclosure, non-competition and non-solicitation covenants.

In addition, on August 31, 2011, the Company entered into a Release Agreement (the “Leigh Release Agreement”) with Richard E. Leigh, Jr., setting forth the terms pursuant to which Mr. Leigh’s employment with the Company was terminated and Mr. Leigh resigned as an officer of the Company effective August 31, 2011, as previously disclosed by the Company on a Current Report on Form 8-K filed August 17, 2011. Prior to the effective date of the Leigh Release Agreement, Mr. Leigh served as Senior Vice President, General Counsel and Corporate Secretary of the Company.

Pursuant to the Leigh Release Agreement, Mr. Leigh agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Leigh Release Agreement). In consideration for such release and in accordance with the terms of Mr. Leigh’s offer letter, the Company agreed to pay Mr. Leigh severance in the gross amount of $300,000 to be paid in equal installments over twelve months following the effective date of the Leigh Release Agreement. The Company also agreed to continue to provide Mr. Leigh health insurance coverage through COBRA, beginning on September 1, 2011 for the shorter of 12 months or until Mr. Leigh is covered by another employer’s group health insurance plan. In accordance with the terms of a Restricted Stock Grant Agreement, dated January 30, 2009, 20,835 of Mr. Leigh’s restricted shares of the Company’s common stock will vest and become non-forfeitable as of the effective date of Mr. Leigh’s termination. Furthermore, Mr. Leigh remains subject to certain non-disclosure and non-solicitation covenants.

The foregoing descriptions of the terms of the Hebner Release Agreement and Leigh Release Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 above is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Release Agreement between Motricity, Inc. and Allyn P. Hebner, dated August 31, 2011.

10.2	Release Agreement between Motricity, Inc. and Richard E. Leigh, Jr., dated August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC.
(Registrant)

September 7, 2011	By:	/s/ JAMES R. SMITH, JR.
(Date)		James R. Smith, Jr.
Interim Chief Executive Officer